     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2001

                                                      REGISTRATION NO. 333-59322
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                         AMERICAN CELLULAR CORPORATION

             (Exact name of registrant as specified in its charter)

           DELAWARE                        4812                  22-3043811
 (State or other jurisdiction        (Primary Standard        (I.R.S. Employer
              of                        Industrial           Identification No.)
incorporation or organization)  Classification Code Number)

                           --------------------------

               14201 WIRELESS WAY                                  BRUCE R. KNOOIHUIZEN
          OKLAHOMA CITY, OKLAHOMA 73134                             14201 WIRELESS WAY
                 (405) 529-8500                                OKLAHOMA CITY, OKLAHOMA 73134
   (Address, including Zip Code, and telephone                        (405) 529-8500
         number, including area code, of                       (Name, address, including Zip
             registrant's principal                             Code, and telephone number,
               executive offices)                                 including area code, of
                                                                    agent for service)

                           --------------------------

                                   COPIES TO:

                             THEODORE M. ELAM, ESQ.
                    MCAFEE & TAFT A PROFESSIONAL CORPORATION
                       TENTH FLOOR, TWO LEADERSHIP SQUARE
                               211 NORTH ROBINSON
                         OKLAHOMA CITY, OKLAHOMA 73102
                                 (405) 235-9621

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

                              ACC ACQUISITION LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           75-2845642
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         AMERICAN CELLULAR WIRELESS LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           73-1608056
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               PCPCS CORPORATION

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3872306
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ACC OF KENTUCKY LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           62-1763860
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ACC OF KENTUCKY LICENSE LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           62-1763860
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ACC OF MICHIGAN CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3773786
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ACC OF MICHIGAN LICENSE LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3773786
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ACC OF MINNESOTA CORPORATION

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           52-1666462
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           ACC MINNESOTA LICENSE LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           52-1666462
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ALEXANDRA CELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3864136
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           ACC NEW YORK LICENSE I LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3864136
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ACC NEW YORK LICENSE II LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3852427
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ACC NEW YORK LICENSE III LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           06-1196415
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ACC OF OHIO CORPORATION

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3852424
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              ACC OHIO LICENSE LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3852424
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ACC OF PENNSYLVANIA LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           25-1824770
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        ACC OF PENNSYLVANIA LICENSE LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           25-1824770
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ACC OF TENNESSEE LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           62-1763861
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ACC OF TENNESSEE LICENSE LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           62-1763861
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ACC OF WAUSAU CORPORATION

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           39-1675559
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           ACC OF WAUSAU LICENSE LLC

             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           39-1675559
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        ACC OF WEST VIRGINIA CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3557306
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        ACC OF WEST VIRGINIA LICENSE LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3557306
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              ACC OF WISCONSIN LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           39-1948201
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          ACC OF WISCONSIN LICENSE LLC
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           39-1948201
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           CHILL CELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           13-3852427
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                DUTCHESS COUNTY CELLULAR TELEPHONE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            4812                           06-1196415
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization      Classification Code Number)          Identification Number)

                            ------------------------

                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive officers)

                              Bruce R. Knooihuizen
                          Vice President and Treasurer
                               14201 Wireless Way
                         Oklahoma City, Oklahoma 73134
                                 (405) 529-8500
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         AMERICAN CELLULAR CORPORATION

                            SUPPLEMENT TO PROSPECTUS
                               DATED MAY 4, 2001

                 (THE DATE OF THIS SUPPLEMENT IS JUNE 29, 2001)

                          EXTENSION OF EXPIRATION DATE
                             OF THE EXCHANGE OFFER

    American Cellular Corporation has extended the expiration date of its exchange offer from 5:00 p.m., New York City time, on June 12, 2001 to 5:00 p.m., New York City time, on July 31, 2001. You may withdraw the tender of your old notes at any time prior to 5:00 p.m., New York City time, on July 31, 2001, unless we decide to extend the expiration date or your old notes were previously accepted for exchange.

    As of June 27, 2001, we had received tenders of $383,573,000 principal amount of old notes for exchange pursuant to our exchange offer.

RECENT EVENTS

    On June 4, 2001 we issued $250.0 million principal amount of our 9 1/2% Senior Subordinated Notes due 2009. These notes are identical in all respects to our old notes and the new notes to be issued in this exchange offer. We used $201.3 million of the net proceeds to repay term loan obligations under our credit facility and we irrevocably deposited $47.9 million in an interest reserve account that will be used to pay the first four scheduled interest payments on these notes.

RECENT OPERATING RESULTS

    As of March 31, 2001, our network covered an estimated population of approximately 5.1 million and we had approximately 582,600 subscribers, giving us an aggregate market penetration of 11.3%. Our licensed areas, combined with those of Dobson Communications Corporation, covered an estimated population of more than 12 million, and together we served approximately 1.3 million subscribers at March 31, 2001. For the quarter ended March 31, 2001, we added 57,000 gross subscribers and 28,200 net subscribers. As of March 31, 2001, approximately 54% of our subscribers utilized digital service and used tri-mode, dual-band handsets. Roaming minutes on our network increased approximately 54% for the quarter ended March 31, 2001, when compared to the same period in 2000.

    At March 31, 2001, on a pro forma basis, we had $1,142.1 million of senior indebtedness and $700.0 million of senior subordinated indebtedness outstanding.

    As of March 31, 2001:

    - we operated approximately 80 retail locations, which range from small sales kiosks in malls to large retail stores;

    - our direct sales force was composed of approximately 120 sales people;

    - we had approximately 240 third-party agents who distribute our products, many of which did so on an exclusive basis;

    - our markets were serviced by four regional call centers, which, in aggregate, employed approximately 200 customer care representatives;

    - we owned three regional call centers located in Duluth, Minnesota, Wausau, Wisconsin, and LaGrangeville, New York; and

    - our wireless operations leased approximately 80 retail locations throughout our markets.

    The following table sets forth:

    - certain historical consolidated financial and other data for us from February 25, 2000 through March 31, 2000 and as of and for the three month period ended March 31, 2001; and

    - certain pro forma financial and other data as of and for the three months ended March 31, 2001.

    We derived our summary historical consolidated financial data for the period from February 25, 2000 through March 31, 2000 and for the three months ended March 31, 2001 and as of March 31, 2001 from our unaudited condensed consolidated financial statements which, in our opinion, reflect all adjustments, consisting only of normal recurring accruals, that we considered necessary to present fairly the data for those periods. The pro forma results of operations for the three months ended March 31, 2001 give pro forma effect to the March 14, 2001 issuance of $450.0 million principal amount of our 9 1/2% Senior Subordinated Notes due 2009 and the repayment of portions of our senior credit facility with the net proceeds of that issuance, and to the June 4, 2001 issuance of $250.0 million principal amount of our 9 1/2% Senior Subordinated Notes due 2009 and the use of the net proceeds of that issuance to repay
$201.3 million of our term loan obligations under our credit facility and a $47.9 million deposit into an interest reserve account as if each had been completed and the proceeds from these offerings had been applied as of January 1, 2001. The as adjusted balance sheet data adjusts for our June 4, 2001 issuance of $250.0 million principal amount of our 9 1/2% Senior Subordinated Notes due 2009 as if it had been completed and the proceeds applied as described above as of March 31, 2001.

    The summary pro forma consolidated financial data are based on currently available information and assumptions that we believe are reasonable. The summary pro forma consolidated financial data do not purport to represent what our financial condition or results of operations would have been if the pro forma transactions had been completed on the dates and for the periods indicated, nor do they purport to indicate our future financial condition or results of operations.

                                               PERIOD FROM
                                            FEBRUARY 25, 2000                         PRO FORMA FOR THE
                                                 THROUGH         THREE MONTHS ENDED   THREE MONTHS ENDED
                                              MARCH 31, 2000       MARCH 31, 2001       MARCH 31, 2001
                                            ------------------   ------------------   ------------------
                                                                    (UNAUDITED)
                                                                  ($ IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Operating revenue:
  Service revenue.........................      $   16,765           $   61,891            $   61,891
  Roaming revenue.........................          10,871               30,902                30,902
  Equipment and other revenue.............           1,242                4,609                 4,609
                                                ----------           ----------            ----------
      Total operating revenue.............          28,878               97,402                97,402
Operating expenses:
  Cost of service.........................           4,994               24,455                24,455
  Cost of equipment.......................           1,687               11,504                11,504
  Marketing and selling...................           2,522               14,731                14,731
  General and administrative..............           3,878               14,696                14,696
  Depreciation and amortization...........          17,050               45,357                45,357
                                                ----------           ----------            ----------
      Total operating expenses............          30,131              110,743               110,743
                                                ----------           ----------            ----------
Operating loss............................          (1,253)             (13,341)              (13,341)
                                                ----------           ----------            ----------
Interest expense..........................         (14,309)             (41,223)              (46,593)
Other income, net.........................             289                  320                   320
Income tax benefit........................           3,591               15,553                17,701
                                                ----------           ----------            ----------
Net loss..................................      $  (11,682)          $  (38,691)           $  (41,913)
                                                ==========           ==========            ==========
OTHER FINANCIAL DATA:
Cash flows provided by (used in) operating
  activities..............................      $   21,470           $  (29,615)                  N/A
Cash flows used in investing activities...      $   (5,630)              (6,164)                  N/A
Cash flows provided by (used in) financing
  activities..............................      $  (16,000)              28,022                   N/A
EBITDA margin.............................            54.7%                32.9%                 32.9%
EBITDA(1).................................      $   15,797           $   32,015            $   32,015
Capital expenditures......................      $    5,455           $   22,657            $   22,657

OTHER DATA:
Subscribers (at period end)...............         461,600              582,600               582,600
Penetration (at period end)(2)............             9.4%                11.3%                 11.3%
Average monthly churn rates...............             1.4%                 1.7%                  1.7%
Population................................       4,889,000            5,139,000             5,139,000
ARPU(3)...................................      $       61           $       55            $       55
ARPU, excluding roaming revenue(3)........      $       37           $       37            $       37
Ratio of earnings to fixed charges(4).....             N/A                  N/A                   N/A

                                                                     MARCH 31, 2001
                                                              ----------------------------
                                                               HISTORICAL     AS ADJUSTED
                                                              ------------   -------------
                                                              ($ IN THOUSANDS, UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents...................................   $    7,367      $    7,637
Restricted investments......................................       85,235         133,175
Property, plant and equipment, net..........................      205,378         205,378
Total assets................................................    2,780,961       2,831,291
Total debt..................................................    1,790,034       1,835,134
Stockholder's equity........................................      631,759         631,759

------------------------

(1) Our EBITDA represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, other income and nonrecurring charges. We believe that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA to be a meaningful indicator of an entity's ability to meet its future financial obligations, and they consider growth in EBITDA to be an indicator of future profitability, especially in a capital-intensive industry such as wireless telecommunications. You should not construe EBITDA as an alternative to operating income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies. See our consolidated statement of cash flows in our consolidated financial statements included elsewhere in this offering memorandum.

(2) We determine market penetration by dividing the number of our total subscribers at the end of the period by the estimated total population for those markets. We calculate average monthly churn rates based on the number of subscriber cancellations during the period as a percentage of the weighted average total subscribers for the period.

(3) ARPU represents average revenue per user, which is calculated as the sum of service and roaming revenue divided by the average number of subscribers.

(4) Our earnings were insufficient to cover fixed charges by $15.3 million for the period from February 25, 2000 through March 31, 2000 and by $54.2 million for the three months ended March 31, 2001. We define earnings as net income (loss) before discontinued operations, extraordinary items, interest expense, amortization, financing costs, taxes and the portion of rent expenses under operating leases representative of interest. Fixed charges consist of interest expense, amortization of deferred financing costs and the portion of rent expense under operating leases representative of interest.

THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

    Any reference to the three months ended March 31, 2000 includes the combined results of operations for the period from January 1, 2000 through February 24, 2000, the period immediately prior to our acquisition by Dobson Communications Corporation and AT&T Wireless Services, Inc., and the results of operations for the period from February 25, 2000 through March 31, 2000, the period subsequent to our acquisition by Dobson Communications Corporation and AT&T Wireless Services, Inc.

    OPERATING REVENUE. For the three months ended March 31, 2001, our total operating revenue increased $13.9 million, or 16.6%, to $97.4 million from $83.5 million for the comparable period in 2000. Total service, roaming and equipment and other revenue represented 63.6%, 31.7% and 4.7%, respectively, of total operating revenue during the three months ended March 31, 2001 and 57.4%,

38.2% and 4.4%, respectively, of total operating revenue during the three months ended March 31, 2000.

    Service revenue increased $13.9 million, or 29.1%, to $61.9 million in the three months ended March 31, 2001 from $48.0 million in the same period of 2000. The increase was primarily attributable to increased penetration and usage by our subscribers. Our subscriber base increased 26.2% to approximately 582,600 at March 31, 2001 from approximately 461,600 at March 31, 2000. Our average monthly service revenue per subscriber increased slightly to $37 for the three months ended March 31, 2001 compared to $36 for the same period in 2000. On March 31, 2001, 54.0% of our subscribers were on digital rate plans compared to 23.7% at March 31, 2000. Our digital rate plans typically produce higher service revenue per subscriber and allow subscribers to use more minutes in a larger home area than analog rate plans.

    Roaming revenue decreased $1.0 million, or 3.1%, to $30.9 million in the three months ended March 31, 2001 from $31.9 million for the comparable period of 2000. Due to an industry-wide trend of reduced roaming rates, we have experienced declines in our roaming yield. Our roaming yield decreased 37.7%, to $0.43 per minute of use for the three months ended March 31, 2001 compared to $0.69 per minute of use for the comparable period in 2000. However, our overall decline in roaming revenue was partially offset by an increase in roaming minutes of use. Our minutes of use increased 54.3% to 71.3 million for the three months ended March 31, 2001 compared to 46.2 million for the comparable period in 2000.

    Equipment and other revenue of $4.6 million in the three months ended
March 31, 2001 represented an increase of $0.9 million, or 24.2%, from $3.7 million in the same period of 2000, as we sold more equipment during the three months ended March 31, 2001 as a result of growth in subscriber additions.

    COST OF SERVICE. For the three months ended March 31, 2001, our total cost of service increased $9.3 million, or 61.3% to $24.5 million from $15.2 million for the comparable period in 2000. This increase was primarily the result of an increased number of subscribers and the migration of our subscribers from analog rate plans to our digital rate plans. Digital subscribers tend to use more minutes than analog subscribers. This increased usage increases the minutes used by our subscribers outside our markets, which increases the expenses we are charged by third-party providers.

    COST OF EQUIPMENT. For the three months ended March 31, 2001, cost of equipment increased $6.3 million, or 121.4% to $11.5 million during 2001 from $5.2 million in the same period of 2000, primarily from increases in the volume of equipment sold due to the growth in subscriber additions and migrations.

    MARKETING AND SELLING COSTS.  Marketing and selling costs increased
$6.8 million, or 87.2%, to $14.7 million for the three month period ended
March 31, 2001 from $7.9 million for the comparable period of 2000. Subsequent to our acquisition by AT&T Wireless and Dobson Communications, we increased spending for advertising in an effort to increase gross subscriber additions. We added 57,000 gross subscribers in first quarter 2001, compared to 44,700 in first quarter 2000. The increase in gross subscriber additions also resulted in higher sales force compensation expenses for the three month period ended
March 31, 2001.

    GENERAL AND ADMINISTRATIVE COSTS. General and administrative costs increased $2.5 million, or 20.7%, to $14.7 million for the three month period ended March 31, 2001 from $12.2 million for the same period in 2000. This increase is a result of increased infrastructure costs such as customer service, billing, collections and administrative costs as a result of our overall growth. Our average monthly general and administrative costs per subscriber remained constant at $9 for the three months ended March 31, 2001 and 2000.

    DEPRECIATION AND AMORTIZATION EXPENSE.  For the three months ended
March 31, 2001, depreciation and amortization expense increased $11.6 million, or 34.3%, to $45.4 million from $33.8 million for the same period of 2000. The increase is the result of additional depreciation of fixed assets and amortization of intangible assets acquired as part of our acquisition by the joint venture between AT&T Wireless and Dobson Communications in February 2000.

    INTEREST EXPENSE. For the three months ended March 31, 2001, interest expense increased $10.8 million, or 35.8%, to $41.2 million from $30.4 million in the same period of 2000. The increase was primarily a result of increased borrowings during 2000 to finance our acquisition.

    NET LOSS. For the three months ended March 31, 2001, our net loss was $38.7 million. Our net loss increased $20.9 million, or 117.5%, from $17.8 million for the three months ended March 31, 2000. The increase in our net loss is primarily attributable to our increase in depreciation and amortization and interest expense.

    COMPREHENSIVE LOSS. We implemented SFAS 133 in January 2001. As a result, we recorded a liability and a net loss to comprehensive income totaling
$28.1 million as of March 31, 2001, thus, making our total comprehensive loss $66.8 million for the three months ended March 31, 2001.

LIQUIDITY AND CAPITAL RESOURCES

    We expect to continue to fund our capital requirements with cash flows from operations and funds borrowed under our senior credit facility.

    The construction and improvement of our network and the distribution of wireless communications products and services have required and will continue to require substantial capital. These capital requirements include capital expenditures for the network and working capital costs. We expect our total capital expenditures for the year ending December 31, 2001 to be approximately $90 million and our capital expenditures through March 31, 2001 were $22.7 million. However, these requirements do not include the potential acquisition of additional wireless licenses or operations or future upgrades for advances in new technology including advanced wireless communications services, none of which is currently planned in 2001.

    At March 31, 2001, we had a working capital deficit of $3.9 million and a ratio of current assets to current liabilities of 1:1. Our net cash used in operating activities totaled $29.6 million for the three months ended March 31, 2001. This was primarily the result of our net loss and the changes in our current assets and current liabilities, offset by depreciation and amortization. Our net cash used in investing activities, which totaled $6.2 million for the three months ended March 31, 2001, was primarily attributable to capital expenditures of $22.7 million offset by an increase in payables--affiliates.

    Net cash provided by financing activities was $28.0 million for the three months ended March 31, 2001. This was the result of our receipt of $430.3 million of net proceeds resulting from our issuance of $450.0 million principal amount of our 9 1/2% senior subordinated notes due 2009, additional borrowings under the senior credit facility of $37.5 million and advances from affiliates for capital expenditures of $16.4 million, offset by repayments on the senior credit facility of $372.1 million and the purchase of restricted investments to be used to fund the first four scheduled interest payments on the March 2001 notes.

    On February 25, 2000, we obtained a $1,750.0 million senior credit facility, of which we drew $1,675.0 million used primarily to finance our acquisition by AT&T Wireless and Dobson Communications and refinance our existing debt. At March 31, 2001, our senior credit facility had been amended such that it included a $300.0 million revolving credit facility and $1,250.0 million of term loan facilities. After repayment of a portion of our indebtedness under the senior credit facility with proceeds from our issuance of $250.0 million principal amount of our 9 1/2% senior subordinated notes due 2009, the committed amounts under our senior credit facility was reduced to $1,350.0 million. We finalized a second amendment to the senior credit facility effective May 31, 2001.

    On March 14, 2001 we received $430.3 million of net proceeds from the issuance of $450.0 million aggregate principal amount of our 9 1/2% senior subordinated notes due 2009. We used $145.3 million of these proceeds to reduce our revolving credit borrowings and $200.0 million to reduce the term loans under our credit facility. We also used $85.0 million to establish an interest reserve account for the first four interest payments due on the March 2001 notes.

    Interest on the revolving credit facility and the term loan facilities is based on a base rate or a Eurodollar formula, and has ranged in total between 7.4% and 10.1% since inception. We are required to reduce the outstanding principal balances of our term loans by a maximum of $27.5 million in 2001.

    Our senior credit facility imposes a number of restrictive covenants that, among other things, limit our ability to incur additional indebtedness, create liens, make capital expenditures and pay dividends. At December 31, 2000, we were in violation of our interest coverage ratio covenant. We received a waiver from our lenders for this covenant violation. On March 2, 2001, we and our lenders agreed to an amendment to our senior credit facility, which became effective upon the permanent repayment of $200.0 million of the term loans under our senior credit facility at the closing of the March 14, 2001 issuance of our 9 1/2% senior subordinated notes due 2009.

CAPITAL COMMITMENTS

    We had capital expenditures of $61.2 million during 2000. We have budgeted approximately $90.0 million for capital expenditures in 2001 and we expended $22.7 million during the three months ended March 31, 2000. The amount and timing of capital expenditures may vary depending on the rate at which we expand and develop our wireless systems.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    Our primary market risk relates to changes in interest rates. Market risk is the potential loss arising from adverse changes in market prices and rates, including interest rates. The objective of our financial risk management is to minimize the negative impact of interest rate fluctuations on our earnings and equity. At March 31, 2001, we had interest rate hedges on $1,025.0 million of our outstanding indebtedness under our senior credit facility. The fair value of these hedges was $(28.1) million at March 31, 2001. Increases in interest expense related to the interest rate hedge for the period from February 25 through December 31, 2000 and for the three months ended March 31, 2001 were reflected in income and totaled $2.8 million and $3.8 million, respectively. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

    The above information is unaudited but includes all adjustments, consisting of normal recurring items, which we consider necessary for a fair presentation of our financial condition at March 31, 2001 and our results of operation for the three months ended March 31, 2000 and March 31, 2001. The interim date as of and for the three months ended March 31, 2001 is not necessarily indicative of the results of our operations for the entire year.

CAPITALIZATION

    The following table sets forth our cash and cash equivalents, restricted investments and consolidated capitalization as of March 31, 2001, after giving effect to the March 14, 2001 issuance of $450.0 million principal amount of our 9 1/2% Senior Subordinated Notes due 2009 and the repayment of portions of our senior credit facility with the proceeds of that issuance, and as adjusted to give effect to the June 4, 2001 issuance of $250.0 million principal amount of our 9 1/2% Senior Subordinated Notes due 2009 and the use of the net proceeds of that issuance to repay
$201.3 million of our term loan obligations under our credit facility and to make a $47.9 million deposit into an interest reserve account.

                                                                AS OF MARCH 31, 2001
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                                  ($ IN THOUSANDS)
Cash and cash equivalents...................................  $    7,367   $    7,367
Restricted investments(1)...................................      85,235      133,175
                                                              ----------   ----------
      Total cash, cash equivalents and restricted
        investments.........................................  $   92,602   $  140,542
                                                              ==========   ==========

Long-term debt (including current maturities):
  Senior credit facility:
    Revolving credit facility...............................  $   93,369   $   93,369
    Term loan A.............................................     574,851      482,277
    Term loan B.............................................     315,241      264,475
    Term loan C.............................................     359,908      301,948
                                                              ----------   ----------
      Total senior credit facility(2).......................   1,343,369    1,142,069
Senior subordinated notes, net of discount..................     446,665      693,065
                                                              ----------   ----------
      Total long-term debt..................................   1,790,034    1,835,134
                                                              ----------   ----------
Stockholder's equity:
Paid-in capital.............................................     797,828      797,828
Retained deficit............................................    (137,935)    (137,935)
Accumulated comprehensive loss..............................     (28,134)     (28,134)
                                                              ----------   ----------
Total stockholder's equity..................................     631,759      631,759
                                                              ----------   ----------
      Total capitalization..................................  $2,421,793   $2,466,893
                                                              ==========   ==========

------------------------

(1) Consists of cash or U.S. government securities that we irrevocably deposited in an interest reserve account to fund the first four scheduled interest payments due on the $450.0 million principal amount of 9 1/2% Senior Subordinated Notes due 2009 that we issued on March 14, 2001 and the $250.0 million principal amount of 9 1/2% Senior Subordinated Notes due 2009 that we issued on June 4, 2001.

(2) At March 31, 2001, on a pro forma basis after giving effect to the application of the estimated net proceeds of our June 4, 2001 offering, we would have had $206.5 million of additional borrowing capacity under our revolving credit facility.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    As permitted by the Delaware General Corporation Law under which American Cellular Corporation (the "Company") is incorporated, Article VIII of the Company's Fourth Restated Certificate of Incorporation provides for indemnification of each of the Company's officers and directors against
(a) expense, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding brought by reason of his being or having been a director, officer, employee or agent of the Company, or of any other corporation, partnership, joint venture, or other enterprise at the request of the Company, other than an action by or in the right of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in the best interest of the Company, and with respect to any criminal action, he had no reasonable cause to believe that his conduct was unlawful and (b) expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the Company brought by reasons of his being or having been a director, officer, employee or agent of the Company, or any other corporation, partnership, joint venture, or other enterprise at the request of the Company, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the Company, unless and only to the extent that the court in which such action or suit was decided has determined that the person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper. The Company's bylaws provide for similar indemnification. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act of 1933, as amended.

    The Company's directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

ITEM. 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits

           EXHIBIT
           NUMBERS          DESCRIPTION
    ---------------------   -----------
           10.4.2           Second Amendment to Credit Agreement dated as of May 31,
                              2001                                                        (1)[10.4.2]
           23.2             Consent of Arthur Andersen LLP*
           23.3             Consent of Ernst & Young LLP*

------------------------

(1) Filed as an exhibit to the quarterly report of American Cellular Corporation on Form 10-Q for the quarter ended March 31, 2001 as the exhibit number indicated in brackets and incorporated by reference herein.

*   Filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       AMERICAN CELLULAR CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson*
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer and Chief Financial Officer
     -------------------------------------------         (Principal Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC ACQUISITION LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       AMERICAN CELLULAR WIRELESS LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       PCPCS CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF KENTUCKY LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF KENTUCKY LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF MICHIGAN CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF MICHIGAN LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF MINNESOTA CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC MINNESOTA LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ALEXANDRA CELLULAR CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC NEW YORK LICENSE I LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC NEW YORK LICENSE II LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC NEW YORK LICENSE III LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF OHIO CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OHIO LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF PENNSYLVANIA LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF PENNSYLVANIA LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF TENNESSEE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF TENNESSEE LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF WAUSAU CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF WAUSAU LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF WEST VIRGINIA CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF WEST VIRGINIA LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF WISCONSIN LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       ACC OF WISCONSIN LICENSE LLC

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Manager

                  JOSEPH E. STUMPF*                    Vice President and Manager
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Manager
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Manager
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       CHILL CELLULAR CORPORATION

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on June 29, 2001.

                                                       DUTCHESS COUNTY CELLULAR TELEPHONE
                                                       COMPANY, INC.

                                                       By:              EVERETT R. DOBSON*
                                                            -----------------------------------------
                                                                        Everett R. Dobson
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 29, 2001.

                        NAME                                               TITLE
                        ----                                               -----
                 EVERETT R. DOBSON*                    Chairman of the Board, President and Chief
     -------------------------------------------         Executive Officer (Principal Executive
                  Everett R. Dobson                      Officer) and Director

                  JOSEPH E. STUMPF*                    Vice President and Director
     -------------------------------------------
                  Joseph E. Stumpf

                                                       Vice President and Director
     -------------------------------------------
                  Tamara A. Bramel

                BRUCE R. KNOOIHUIZEN*                  Treasurer Chief Financial Officer (Principal
     -------------------------------------------         Financial Officer) and Director
                Bruce R. Knooihuizen

                   TRENT LEFORCE*                      Corporate Controller (Principal Accounting
     -------------------------------------------         Officer)
                    Trent LeForce

*By:                    RONALD L. RIPLEY
             --------------------------------------
                        Ronald L. Ripley
                        ATTORNEY IN FACT

                               INDEX TO EXHIBITS

           EXHIBIT
           NUMBERS          DESCRIPTION
    ---------------------   -----------
           10.4.2           Second Amendment to Credit Agreement dated as of May 31,
                              2001                                                        (1)[10.4.2]
           23.2             Consent of Arthur Andersen LLP*
           23.3             Consent of Ernst & Young LLP*

------------------------

(1) Filed as an exhibit to the quarterly report of American Cellular Corporation on Form 10-Q for the quarter ended March 31, 2001 as the exhibit number indicated in brackets and incorporated by reference herein.

*   Filed herewith.